         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Quest International Value Fund:

We consent to the incorporation by reference in this Registration
Statement of Oppenheimer Quest International Value Fund on Form N-14 of
our report dated January 16, 2008, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information,
which are part of such Registration Statement.

                               /s/ KPMG LLP
                               ---------------------
                                 KPMG LLP

Denver, Colorado
July 25, 2008